EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as the 1st day of March, 2009 by and between General metals Corporation, a Nevada corporation (the “Company”) and Mark J. Iacono, an individual residing at 4 Wispering Woods Dr., Smithtown, NY 11787 (“Consultant”).

WHERAS, Consultant desires to reorder consulting services to the Company and the Company desires to retain Consultant for the purpose of rendering such services, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the parties herein hereby agree as follows:

SECTION 1

APPOINTMENT: TERM

Section 1.1. Appointment. The Company hereby appoints Consultant, and Consultant hereby accepts such appointment, to serve as a consultant to the Company and to perform such services as may be requested from time to time by the Company and agreed to by Consultant during the Term, as hereinafter defined, pursuant to the terms and conditions of this Agreement. Consultant shall have a twelve month time commitment.

Section 1.2. Term. The term of this Agreement shall commence on the date hereof and expire on the one year anniversary date of this Agreement, or on the earliest date this Agreement, or on the earliest date this Agreement is terminated pursuant to Section 1.3 (the “Term”).

Section 1.3. Termination. This Agreement may be terminated as follows:

(a)

By the Company upon thirty (30) days written notice to Consultant, provided, that in the event the Company terminates this Agreement for any reason, the Company shall be responsible for all fees payable to Consultant pursuant to Section 3 and all other sections of this Agreement; and

SECTION 2

DUTIES AND OBLIGATIONS OF CONSULTANT

Section 2.1. General Duties. Consultant shall provide introduction to retail brokers, high net worth individuals, institutions, money managers and other financial community resources.

Section 2.2. Other Activities. Consultant may engage in any other activities related to any industry during and after the Term of this Agreement.

Section 2.3. No Disclosure of Confidential Information. As long as this Agreement in effect, Consultant agrees that it shall not divulge, communicate or use to the disadvantage of the Company, or for the benefit of any other person or entity, or misuse in any way, any Confidential Information (as defined below) related to the Company, during the Term of this Agreement. Notwithstanding anything to the contrary contained in this Section 2, Consultant shall be under no obligation to maintain the confidentiality of any information which (i) is or becomes part of the public domain through no act or omission attributable to Consultant or any other person; (ii) is required by law to be disclosed; provided, that, if required to be disclosed by law, Consultant shall provide the Comp[any with prompt notice of such requirement so that the Company may seek an appropriate protective order, or (iii) Consultant may receive from third party who is unrelated to the Company and who is not under an obligation to maintain the confidentiality of any such information. As used in this Section 2, the term “Confidential Information” shall mean information disclosed to Consultant or known by Consultant as a consequence of Consultant’s relationship with the Company with respect to: the Company’s employees, customer dealings with the Company, advertising methods, public relations methods, business plans, methods and forecasts, customer and vendor lists, finances, trade marks, trade secrets and other intellectual property which is owned by the Company.

SECTION 3

COMPENSATION OF CONSULTANT

Section 3.1. Payments. As consideration for the Services and the non-disclosure covenants of Consultant contained herein, the Company shall pay to Consultant:

(a)

Consultant shall receive 2,500,000.00 restricted shares of the Company’s stock, (“the shares”) upon signing of the contract,

and

(b)

The Company shall reimburse Consultant, or cause it to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of hereunder or in furtherance of the business and/or interests of the Company; provided however that Consultant shall have previously furnished to the Company an itemized account satisfactory to the Company, in substantiation of such expenditures and such expenses will be approved by the company prior to be incurred,

and

SECTION 4

EQUITABLE REMEDIES

Section 4.1. Equitable Remedies. Consultant expressly agrees and acknowledges that (i) a remedy at law in the event of an actual or threatened breach of Section 2.3 of this Agreement by Consultant is not adequate and the Company shall be entitled in the event of such a breach to an injunction and other equitable remedies as a matter of right, and (ii) recourse to any remedy whether at law or in equity shall not constitute an exclusive election of remedies by the Company that precludes the Company from seeking other remedies or any combination of remedies as the Company may determine to be appropriate under the circumstances surrounding this actual or threatened breach.

SECTION 5

UNDEPENDENT CONTRACTOR; REPRESENTATION AND WARRANTY

Section 5.1. Status as Independent Contractor. In the performance of the Services, Consultant shall act solely as an independent contractor, and nothing herein contained or implied will at any time be construed so as to create the relationship of employer and employee, partnership, principal and agent, or joint venture as between the Company and Consultant. Consultant shall have no authority to bind the Company or to make any representations or warranties on behalf of the Company and shall not represent to any person or entity that she has any other such authority.

Section 5.2. taxes. All taxes applicable to this Agreement shall be paid by Consultant, and the Company, shall not withhold or pay any amount for federal, state or municipal income tax, social security, unemployment, or workers compensation.

SECTION 6

GENERAL

Section 6.1. General Provisions. The following provisions shall apply to this Agreement:

Section 6.2. Successors and Assigns. This Agreement shall be binding on and more to the benefit of the Company and its respective successors, assigns and legal representatives of every kind, character, or nature.

Section 6.3. Governing Law, Forum. This Agreement and the rights and obligations of the parties shall be interpreted under and governed by the laws of the Sate of New York, without regard to its conflicts of laws principles. Any and all matters of dispute of any nature whatsoever arising out of or in any way connected with this Agreement or in any way connected with the relationship of the parties to this Agreement, shall be subject to determination only by the State or Federal Courts sitting in the State of New York. The parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts sitting in New York as the sole and exclusive forum for such matters of dispute, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein and a party’s refusal to accept any such notice shall be equivalent to service. Without limiting the generality of the foregoing, Consultant hereby specifically waives any claims of inconvenient forum (howsoever denominated) in agreeing to the forum and jurisdiction herein set forth.

Section 6.4. Entire Agreement. This Agreement constitutes all of the understandings and agreements existing between the parties hereto concerning the specific subject matter hereof and the rights and obligations created hereunder.

Section 6.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier to occur of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the next business day after deposit if sent by a recognized overnight delivery service as follows:

(a)

if to Consultant, 4 Wispering Woods Dr. Smithtown, NY 11787

(b)

if to the Company, to: 615 Sierra Rose Drive Suite 1 Reno NV 89511 provided that each of the parties hereto shall promptly notify the other parties hereto of any change of address, which address shall become such party’

Section 6.6. Number and Gender. Whenever appropriate in this Agreement, terms in the singular number shall include the plural number (and vice versa) and each gender form shall include all others.

Section 6.7. Attorneys’ Fees and Costs. In the event that any legal proceeding concerning the enforcement and interpretation of the provisions of this Agreement is instituted, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys’ fees and other expenses related to such proceeding, in addition to any other relief to which it may be entitled.

Section 6.8. Severability. If any provision or portion of this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be equitably construed as if it did not contain the invalid, illegal, or unenforeceable provisions. This Agreement shall be construed equitably in accordance with its terms, without regard to the degree to which Consultant and the Company has participated in drafting this Agreement.

Section 6.9. Survival. Any provision hereof which by its terms applies in whole or part after a termination of this Agreement shall survive such termination and continue in full force and effect.

Section 6.10. Captions. Titles and headings in this Agreement are for reference purposes only and shall in no way limit, define, or otherwise affect the construction of this Agreement.

Section 6.11. No Continuing Waiver. No waiver of any breach of this Agreement shall be effective unless in writing and no waiver shall constitute a waiver of any subsequent breach.

Section 6.12. Amendment. This Agreement may not be amended, altered, modified, or otherwise changed in any respect except by the prior written agreement of the parties.

Section 6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Section 6.14. Consultation with Independent Counsel. The parties to this Agreement acknowledge that they have (i) read this Agreement and consulted with legal counsel of their independent choice concerning the terms hereof, (ii) discussed and reviewed the provisions of this Agreement with their counsel, and (iii) been fully advised of the legal significance of the provisions of this Agreement

IN WITNESS WHEREOF, the undersigned have executed and

delivered this Agreement as of the date first stated above.

/s/ MARK J. IACONO
By: Mark J. Iacono

/s/ STEPHEN R. PARENT
By: Stephen R. Parent CEO, President